Exhibit 10(t)

TERMINATION OF OPTION AGREEMENT

THIS TERMINATION OF OPTION AGREEMENT is made as of December 26, 2006 between TASTY BAKING COMPANY, a Pennsylvania corporation with offices at 2801 Hunting Park Avenue, Philadelphia, PA 19129 ("TBC"), and KEYSTONE REDEVELOPMENT PARTNERS, LLC, a Delaware limited liability company with offices at 1000 Boardwalk, Atlantic City, NJ 08401 ("KRP").

Effective as of the date hereof, TBC and KRP have terminated that certain Option Agreement dated as of July 7, 2006 (the "Option Agreement") relating to the property located at the intersection of Fox Street and Roberts Avenue in Philadelphia, PA, known as 3413 Fox Street, designated on the Official City Tax Maps as Map 44N24, Lot 16, comprised of approximately twelve and one-tenth (12.1) acres, and more particularly described on Exhibit A attached hereto and made a part hereof, together with all improvements located thereon and rights appertaining thereto, on and subject to the terms and conditions set forth in the Agreement;

This Termination of Option Agreement has been entered into for the sole purpose of giving notice of the termination of the Option Agreement.

This Termination of Option Agreement may be executed in any number of counterparts, each of which as executed shall be deemed to be an original, but all such counterparts shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Termination of Option Agreement to be executed and delivered as of the date and year first set forth above.

Witnessed/Attested To:                TASTY BAKING COMPANY

By:_____________________________  By:_________________________________
                    Charles P. Pizzi, President & CEO

                            KEYSTONE REDEVELOPMENT PARTNERS, LLC

By: __________________________  By:_________________________________
                    Robert M. Pickus, Secretary

EXHIBIT A TO TERMINATION OF OPTION AGREEMENT

LEGAL DESCRIPTION OF THE PROPERTY

ALL THAT CERTAIN lot or piece of ground with the buildings and improvements thereon erected, situate in the 38th Ward of the City of Philadelphia and described according to a Survey and Plan of Property made for Donna Sandermar by Daniel W. Silverman, Surveyor and Regulator of the 6th Survey District, dated March 2nd 1977, as follows to wit:

BEGINNING at a point formed by the intersection of the southwesterly side of Fox Street (80 feet wide) and the southeasterly side of Roberts Avenue (78 feet wide); thence extending from said point of beginning South thirty-three degrees ten minutes twenty-nine seconds East (S 33° 10’ 29" E), along the said southwesterly side of Fox Street nine hundred nineteen (919) feet six and one-half (6 1/2) inches to a point; thence extending South sixty degrees twenty-five minutes fifty-four seconds West (S 60° 25' 54" W), three hundred eighty-six (386) feet two and one-half (2 1/2) inches to a point; thence extending North thirty-three degrees fifty-four minutes twenty seconds West (N 33° 54' 20" W), two hundred eighteen (218) feet six and three-eighths (6 3/8) inches to a point; thence extending South fifty-six degrees forty-nine minutes thirty-one seconds West (S 56° 49' 31" W), one hundred seventy-four (174) feet two and one-fourth (2 1/4) inches to a point; thence extending North thirty-three degrees ten minutes twenty-nine seconds West (N 33° 10' 29" W), one hundred ninety-eight (198) feet eleven and seven-eighth (11 7/8) inches to a point; thence extending South fifty-six degrees forty-nine minutes thirty-one seconds West (S 56° 49' 31” W), crossing the northeasterly side of former McMichael Street (70 feet wide) stricken from City Plan and vacated, reserved as a Right of Way for purpose of inspection, maintenance, repairing or reconstruction of existing forty-eight (48) inches water mains, one hundred twenty (120) feet to a point on the southwesterly side of said former McMichael Street; thence extending North thirty-three degrees ten minutes twenty-nine seconds West (N 33° 10' 29" W), along the said southwesterly side of former McMichael Street four hundred seventy-seven (477) feet nine (9) inches to a point on the said southeasterly side of Roberts Avenue; thence extending North fifty-six degrees forty-nine minutes thirty-one seconds East (N 56° 49' 31” E), along the said southeasterly side of Roberts Avenue recrossing the said northeasterly side of former McMichael Street six hundred eighty-two (682) feet five (5) inches to the said southwesterly side of Fox Street, being the first mentioned point and place of BEGINNING.

BEING THE SAME PREMISES which PIDC Financing Corporation, a Pennsylvania non-profit corporation by deed dated January 13, 2005 and recorded July 19, 2005 in the Office of the Recorder of Deeds in and for Philadelphia County, Pennsylvania, in Instrument No. 51223840, granted and conveyed unto Tasty Baking Company, a Pennsylvania corporation, its successor and assigns.